Exhibit 99.6

STOCK ORDER FORM	For Internal Use Only

BATCH # ORDER # CATEGORY # REC’D C

ORDER DEADLINE & DELIVERY: An original Stock Order Form, properly completed, signed and with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations) or by mail, using the Stock Order Reply Envelope provided. We will not accept stock order forms at our other offices. Please do not mail stock order forms to any of Columbia Bank’s offices.

SEND FEDEX/UPS/DHL OVERNIGHTS TO: Stock Information Center c/o Keefe, Bruyette & Woods 305 Madison Ave, Floor 2 Morristown, NJ 07960 (___) ___-____

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Columbia Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. Health savings accounts, individual retirement accounts and other retirement accounts held at Columbia Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 300,000 ($3,000,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Columbia Bank Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order, from the purchaser, made payable to Columbia Financial, Inc. in the amount of:		$ .00			$ .00

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Columbia Bank line of credit checks may not be remitted as payment. Cash will only be accepted at the Corporate Headquarters and the East Brunswick office of Columbia Bank.

				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on December 31, 2024.

b.    Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on [_____], 2026.

c.    Columbia Bank’s depositors as of the close of business on [_____], 2026 who are not eligible in categories (a) or (b) above and borrowers of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic, Somerset or Union counties in the State of New Jersey.

e.    You are a Columbia Financial stockholder as of the close of business on [_____], 2026.

f.    You are placing an order in the Community Offering, but (d) and (e) above do not apply.

If you checked box (a), (b) or (c) under ‘’Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	Columbia Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Columbia Financial, Inc. or Columbia Bank:				(7) MAXIMUM PURCHASER IDENTIFICATION
Director	Officer	Employee	Immediate family member, as defined in the Stock Order Form Instructions

  Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

 Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

è ORDER NOT VALID UNLESS SIGNED ç

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization (other than Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% or more beneficial stockholder;

(2)

any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan of Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC in which the person has a substantial beneficial interest or services as a trustee or in a similar fiduciary capacity; and

(3)

any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Our directors are not treated as associates of each other solely because of their membership on the board of directors. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Columbia Financial, Inc., this Stock Order Form may not be modified or canceled without Columbia Financial, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $10,000,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated [_____], 2026.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY COLUMBIA BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System. I further certify that, before subscribing for shares of the common stock of Columbia Financial, Inc., I received the Prospectus dated [_____], 2026, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Columbia Financial, Inc. in the “Risk Factors” section, beginning on page [__]. Risks include, but are not limited to the following:

RISK FACTORS

Risks Related to the Merger

1.	If the conversion is not consummated, our merger with Northfield Bancorp will not take place.
2.	If the merger with Northfield Bancorp does not occur, the conversion and stock offering would be delayed or terminated.
3.	The dilution caused by the issuance of shares of Columbia Financial, Inc.’s common stock in connection with the merger may adversely affect the market price of Columbia Financial, Inc.’s common stock.
4.

Combining Columbia Financial, Inc. and Northfield Bancorp may be more difficult, costly or time consuming than expected, and Columbia Financial, Inc. may not realize the anticipated benefits of the acquisition.

5.

Columbia Financial has incurred, and Columbia Financial, Inc. following the closing of the merger, will incur significant transaction and transaction-related costs in connection with the transactions contemplated by the merger agreement.

6.

Regulatory approvals for the merger may not be received, may take longer than expected or may impose conditions that are not currently anticipated or that could have an adverse effect on Columbia Financial, Inc. following the closing.

7.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed, which could cause the results of Columbia Financial to be adversely affected, the stock prices of Columbia Financial to decline or have a material and adverse effect on the stock price of Columbia Financial and its results of operations.

8.

The market price for Columbia Financial, Inc. common stock following the closing of the merger may be affected by factors different from those that historically have affected or currently affect Columbia Financial common stock.

9.	The future results of Columbia Financial, Inc. following the closing of the merger may suffer if Columbia Financial, Inc. does not effectively manage its expanded operations.
10.	Columbia Financial will be subject to business uncertainties and contractual restrictions while the merger is pending.
11.	Holders of Columbia Financial common stock will have a reduced ownership and voting interest in the surviving corporation after the merger and will exercise less influence over management.
12.

The merger will not be completed unless important conditions are satisfied or waived, including approval of the merger by Northfield Bancorp stockholders, approval of the merger and the conversion by Columbia Financial stockholders and depositors, and approval of the conversion by the members of Columbia Bank MHC.

13.	Litigation against Columbia Financial or Northfield Bancorp or the members of Columbia Financial’s or Northfield Bancorp’s board of directors, could prevent or delay the completion of the merger.
14.

The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and the actual financial condition and results of operations of the surviving corporation after the merger may differ materially.

Risks Related to Our Lending Activities

15.	Our multifamily and commercial real estate lending practices expose us to increased lending risks and related loan losses.
16.	Imposition of limits by the bank regulators on commercial and multifamily real estate lending activities could curtail our growth and adversely affect our earnings.
17.	Our origination of construction loans exposes us to increased lending risks.
18.	Our concentration of residential mortgage loans exposes us to increased lending risks.
19.	Our commercial business lending activities expose us to additional lending risks.
20.	If our allowance for credit losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
21.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the New Jersey and metropolitan New York and Philadelphia economies.
22.	Economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
23.	Northfield Bancorp’s New York multifamily loan portfolio may continue to be adversely affected by changes in legislation or regulation.

Risks Related to Our Growth Strategies

24.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

25.	We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
26.	We may be required to write down goodwill and other acquisition-related identifiable intangible assets.

Risks Related to Our Business and Industry Generally

27.	Ineffective liquidity management could adversely affect our financial results and condition.
28.	Changes in interest rates or the shape of the yield curve may hurt our profits and asset values and our strategies for managing interest rate risk may not be effective.
29.	The fair value of our investments has declined materially in the past and could decline further due to a variety of factors.
30.	Financial challenges at other banking institutions could lead to depositor concerns that spread within the banking industry causing disruptive and destabilizing deposit outflows.
31.	Municipal deposits are an important source of funds for us and a reduced level of such deposits may hurt our profits.
32.

We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.

33.	Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
34.	We must keep pace with technological change to remain competitive.
35.	Our business may be materially affected by the emergence of disruptive new technologies or approaches enabled by the rapid pace of innovation unfolding in the artificial intelligence space.
36.	Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
37.	The building of market share through our branch office strategy, and our ability to achieve profitability on new branch offices, may increase our expenses and negatively affect our earnings.
38.	Strong competition within our market area could hurt our profits and slow growth.
39.	Acts of terrorism and other external events could impact our ability to conduct business.
40.	Climate change, severe weather, global pandemics, natural disasters, and other external events could significantly impact our business.
41.

Rapidly evolving economic, social and political conditions or civil unrest in the United States, may affect the markets in which we operate, our customers, our ability to provide customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

42.	Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
43.	We may be unable to disclose some regulatory restrictions or limitations on our operations imposed by our regulators, even if material to our business.
44.	As a larger financial institution, we are subject to additional regulation and increased supervision.
45.	We face significant legal risks, both from regulatory investigations and proceedings, and from potential private actions brought against us.
46.

Our ability to manage reputational risk is critical to attracting and maintaining customers, investors and employees and to the success of our business, and the failure to do so may materially adversely affect our performance.

47.	We are subject to environmental, social and governance risks that could adversely affect our reputation and the trading price of our common stock.

Risks Related to the Offering

48.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
49.	Various factors may have an adverse effect on our financial performance.
50.	Our return on equity may be low following the offering, which could negatively affect the trading price of our shares of common stock.
51.	Our stock-based benefit plans will increase our expenses and reduce our income.
52.	The implementation of stock-based benefit plans may dilute your ownership interest.
53.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

54.	Various factors may make takeover attempts more difficult to achieve.
55.

Our bylaws provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

56.	The market price of our stock value may be negatively affected by applicable regulations that restrict stock repurchases by Columbia Financial, Inc.
57.	You may not revoke your decision to purchase shares of Columbia Financial, Inc. common stock in the subscription or community offerings after you send us your order.
58.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

COLUMBIA FINANCIAL, INC.

STOCK INFORMATION CENTER: (___) ___-____

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals through a single qualifying account held jointly is 300,000 shares ($3,000,000). Further, no person or entity, together with associates or persons acting in concert, may purchase more than 1,000,000 shares ($10,000,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable to Columbia Financial, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Cash will only be accepted at the Corporate Headquarters and the East Brunswick office of Columbia Bank and will be converted to a bank check. Indicate the amount remitted. Interest will be calculated at [__]% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit wire transfers, a Columbia Bank line of credit check or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Columbia Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the applicable contractual deposit account rate until the offering is completed. There will be no early withdrawal penalty for withdrawal from a Columbia Bank certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, health savings accounts, individual retirement accounts or other retirement accounts held at Columbia Bank may not be listed for withdrawal. For guidance on using retirement funds, whether held at Columbia Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the [_____], 2026 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b) list all Columbia Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Columbia Bank deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of the close of business on ____, 2026. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Columbia Financial, Inc. or Columbia Bank director, officer, employee or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children, related by blood or marriage, who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

COLUMBIA FINANCIAL, INC.

STOCK INFORMATION CENTER: (___) ___-____

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [______], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Emma Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Emma Smith UTMA-NJ (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Savings Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment, so that it is received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. Stock Order Forms can be delivered by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations), or by mail, using the stock order reply envelope provided. Please do not mail Stock Order Forms to any of Columbia Bank’s offices. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature(s). Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address listed on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.